UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2021

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

737 N. Fifth Street, Suite 200 Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As contemplated by the Letter of Intent (as defined below) Aditxt, Inc., (the “Company”) entered into a secured credit agreement dated December 8, 2021 (the “Credit Agreement”) and signed on December 10, 2021 with the Target Company (as defined below), pursuant to which the Company made a secured loan to the Target Company in the principal amount of $500,000 (the “Initial Loan”) and agreed to make additional secured loans, as requested by the Target Company and approved by the Company, in an amount not to exceed $4.5 million (the “Additional Loans” and together with the Initial Loan, the “Loans”). The Loans bear interest at a rate of 8% per annum and mature on December 8, 2022, provided, that the Letter of Intent currently contemplates that the Loans will be forgivable upon the closing of the acquisition contemplated by the Letter of Intent. The Credit Agreement also contains certain covenants that prohibit the Target Company from incurring additional indebtedness, entering into any fundamental transactions, issuing any equity interests subject to certain limited exceptions, or making any dispositions of its property. In connection with the Credit Agreement, the Company entered into a Security Agreement with the Target Company, pursuant to which the Target Company granted the Company a security interest in all of the Target Company’s assets as security for the Loan.

The foregoing descriptions of the Credit Agreement and Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement and Securities Agreement, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Item 8.01 Other Events

On December 13, 2021, the Company issued a press release announcing that it had entered into a non-binding letter of intent (the “Letter of Intent”) to acquire a rapid diagnostic technology development company (the “Target Company”). A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated December 13, 2021
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADITXT, INC.

Date: December 13, 2021	By:	/s/ Corinne Pankovcin
Corinne Pankovcin
Chief Financial Officer

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